ROSEVILLE COMMUNICATIONS COMPANY


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

  The Annual Meeting of Shareholders of Roseville Communications Company (hereinafter called the Company) will be held at the Company's Industrial Avenue Facility, 8150 Industrial Avenue, Building A, Roseville, California, on Friday, June 20, 1997 at 8:00 o'clock P.M., for the following purposes:

  1. To elect a Board of five (5) Directors; and

  2. To transact such other business as may properly come before the meeting.

  Only shareholders of record on the books of the Company as of 5:00 o'clock P.M., May 9, 1997 will be entitled to vote at the meeting or any adjournment thereof.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ THOMAS E. DOYLE

                                     THOMAS E. DOYLE
                                     Secretary

  SHAREHOLDERS WHO CANNOT ATTEND IN PERSON ARE REQUESTED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

Roseville, California, April 25, 1997.

                        ROSEVILLE COMMUNICATIONS COMPANY
                                  P.O. BOX 969
                               211 LINCOLN STREET
                           ROSEVILLE, CALIFORNIA 95678
                                 APRIL 25, 1997

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Roseville Communications Company (hereinafter called the Company) to be used at the Annual Meeting of Shareholders on June 20, 1997, or any adjournment thereof, for the purposes set forth in the foregoing notice. Any shareholder may revoke his or her proxy at any time prior to its use by written communication to the Secretary of the Company or by attendance at the Annual Meeting and voting in person.

  The approximate date of mailing to shareholders of Notice of Annual Meeting and this Proxy Statement is April 25, 1997.

                                VOTING SECURITIES

  The Company has only one class of voting security, its Common Stock, entitled to one vote per share and, as explained below, to cumulative voting in the election of Directors. Only shareholders of record at 5:00 o'clock P.M. on May 9, 1997, will be entitled to vote at the Annual Meeting. As of the close of business on February 28, 1997, there were 15,358,720 shares of the Company's Common Stock outstanding. On February 28, 1997, no person was known by the Company to be the beneficial owner of more than five percent of its issued and outstanding Common Stock, except as follows:

           Name and Address of          Amount and Nature      Percent of
            Beneficial Owner         of Beneficial Ownership     Class
           -------------------       -----------------------   ----------
      Roseville Telephone Company
       Retirement Supplement Plan         1,693,437(1)           11.0%
      P.O. Box 969
      Roseville, California 95678
____________
(1)    Shared voting and investment power.

  Shares cannot be voted at the meeting unless the owner is present or represented by proxy. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the shareholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained.

  In voting for Directors, each shareholder is entitled to vote his shares for as many persons as there may be Directors to be elected, to accumulate his votes and give one nominee votes equal to the number of Directors multiplied by the number of shares of stock owned by him or to distribute his votes upon the same principle among as many nominees as he thinks fit. The five candidates for election as Directors at the Annual Meeting of Shareholders who receive the highest number of affirmative votes will be elected. The approval of any other matters submitted for shareholder approval at the Annual Meeting will require the affirmative vote of a majority of the shares of the Company present or represented and entitled to vote at the meeting.


                              ELECTION OF DIRECTORS

  The following persons are nominees for Director to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and shall qualify. The nominees constitute the present Board of Directors, all of whom were elected at the last Annual Meeting of Shareholders of the Company. During 1996, the Board of Directors held twelve regular meetings, of which no Director attended less than 75 percent. The Company's Board of Directors has no standing audit or nominating Committee. In 1994 the Board of Directors established a Compensation Committee, comprised of independent Directors, whose functions include the review of and recommendations with respect to officer compensation, the review of officer performance and consideration of benefit issues generally. The Compensation Committee members are John R. Roberts III, who serves as Chairman, and Ralph E. Hoeper.

  Shares represented by the proxy will be voted and the proxies will vote for the election of all the nominees to the Board of Directors, except to the extent that authority to vote for particular nominees has been withheld. If any person is unable or unwilling to serve as a nominee for the office of Director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. Management has no reason to believe that any of the nominees will be unable to serve if elected a Director. The present Directors and Officers (consisting of eight individuals) beneficially owned, as of February 28, 1997, an aggregate 694,110 shares, or 4.5% of the Company's Common Stock. In respect to the nominees and all the Directors and Officers as a group, the following information is furnished as of February 28, 1997.

                     Principal Occupation and             Shares of
                      Business Experience for              Company    Percent
                          Past Five Years       Director Beneficially    of
        Name    Age                              Since     Owned(1)    Class
        ----    ---     ------------------      -------  -----------   ------
      Robert L.  78  Chairman of the Board of     1954     320,779      2.1%
      Doyle(2)       Directors of the Company;
      (3)            President and Chief
                     Executive Officer of the
                     Company from 1954 to
                     1993.

      Brian H.   54  President and Chief          1993      8,380        *
      Strom(4)       Executive Officer of the
                     Company (since December
                     1993); Vice President and
                     Chief Financial Officer
                     of the Company from 1989
                     to 1993.

      Thomas E.  68  Vice President (since        1951     298,217      1.9%
      Doyle(2)       1972) and Secretary-
                     Treasurer (since 1965) of
                     the Company; Chairman of
                     the Board, Placer Savings
                     Bank, Auburn, California.

      Ralph E.   72  President, Foresthill        1987      42,040       *
      Hoeper(5)      Telephone Company,
                     Foresthill, California.

      John R.    45  Executive Director (since    1993      10,966       *
      Roberts        1990), California Rice
      III(5)         Industry Association;
                     Director, Meta
                     Information Services,
                     Inc., Sacramento,
                     California.

      All                                                  694,110      4.5%
      Directors
      and
      Officers
      as a
      group (8
       persons)
____________
  * Less than 1.0%.

(1) Each beneficial owner has shared voting and investment power unless otherwise noted.

(2)    Robert L. Doyle and Thomas E. Doyle are brothers.

(3) Included in Robert L. Doyle's share ownership figure are 144,678 shares in respect of which he has sole voting and investment power.

(4) Included in Brian H. Strom's share ownership figure are 7,465 shares in respect of which he has sole voting and investment power.

(5)     Ralph E. Hoeper and John R. Roberts III serve on the Compensation
  Committee.

Compensation of Directors

  All Directors other than Robert L. Doyle and Brian H. Strom (who have not received compensation as Directors since April 1994) were compensated by a fee of $1,000 per month and $500 for each Board meeting they attended in 1996.

                             EXECUTIVE COMPENSATION

  The following table sets forth the executive compensation paid during the years ended December 31, 1996, 1995 and 1994, to all officers of the Company who earned more than $100,000 in combined salary and bonus in 1996:

                           Summary Compensation Table

                              Annual Compensation
                                                    Other Annual    All Other
          Name and               Salary(2)  Bonus     Compensa-     Compensa-
    Principal Position(1) Year     $          $       tion(3) $     tion(4) $
    --------------------- ----  -------    ------     ---------     ---------
      Robert L. Doyle     1996  350,768        -        6,425         82,225
      Chairman of the     1995  369,961        -        9,685         60,462
      Board of
      Directors           1994  361,496        -        9,685         21,097

      Brian H. Strom      1996  342,234    50,000       1,235          8,475
      President and       1995  322,229        -        1,235          8,335
      Chief Executive     1994  274,207        -        1,235          8,493
      Officer

      A. A. Johnson(5)    1996  171,287        -            -         25,791
      Executive Vice      1995  262,050        -        9,685         16,042
      President and
      Chief Operating
      Officer             1994  238,428        -        9,685          8,493

      Michael D.          1996  261,461    35,000         745          8,475
      Campbell(6)
      Executive Vice      1995  233,915        -          745          8,335
      President and
      Chief Financial
      Officer             1994  163,255        -          560              -

      Jay B. Kinder(7)    1996  145,213        -          995          8,577
      Vice President,
      Customer Services
      - Roseville
      Telephone Company

      Rulon D.            1996  126,730        -        1,310           7,906
      Blackburn(7) Vice
      President,
      Network
      Services -
      Roseville
      Telephone Company
____________
(1)The Company is the successor to Roseville Telephone Company effective October 1, 1996. Unless otherwise described, each of the named individuals serve in their identified capacity for both the Company and its wholly-owned subsidiary Roseville Telephone Company.

(2)Reflects for Robert L. Doyle and Brian H. Strom, in addition to salary, director's fees in the amount of $3,000 for the year ended December 31, 1994 and, in respect of Michael D. Campbell, salary from the commencement of his employment on March 14, 1994.

(3)Other annual compensation consists of gross-up payments to officers and other employees for tax liability incurred in connection with imputed premiums in respect of life insurance coverage in excess of $50,000.

(4)Reflects employer contributions to the Company's Retirement Supplement Plan and, for Robert L. Doyle in 1996, 1995 and 1994, payments to Mr. Doyle pursuant to the SERP in the amount of $73,950, $52,313 and $11,864, respectively and, for A. A. Johnson in 1996 and 1995, payments to Mr. Johnson pursuant to the SERP in the amount of $17,316 and $7,707, respectively. See "Retirement Supplement Plan" and "Pension Plan and SERP" for further information.

(5)A. A. Johnson retired effective June 30, 1996.

(6)Michael D. Campbell was elected Vice President and Chief Financial Officer of Roseville Telephone Company effective March 14, 1994 and Executive Vice
 President and Chief Financial Officer effective April 7, 1996.

(7)Jay B. Kinder and Rulon D. Blackburn were elected officers of Roseville Telephone Company effective April 7, 1996.

Retirement Supplement Plan

  The Company has a Retirement Supplement Plan in which all employees of the Company are eligible to participate after one year of service. Under the Retirement Supplement Plan, eligible employees of the Company are allowed to contribute to the plan not more than 6% of their annual compensation as an "employee savings contribution." Eligible employees may also contribute to the plan not more than 10% of their annual compensation as an "employee retirement contribution." Generally, in accordance with Section 401(k) of the Internal Revenue Code, an employee who makes an employee retirement contribution reduces by the amount of such contribution the amount of his or her taxable income that is otherwise currently reportable for Federal tax purposes. The Company will make employer contributions to the plan equal to 50% of the employee's aggregate savings and retirement contributions. Subject to plan limitations on total contributions and Company matching contributions, an employee may elect to make either a savings contribution or a retirement contribution, or both. Employees may voluntarily withdraw their employee savings contributions upon appropriate notice to the Company, but must reach the age of 59 1/2, or alternatively, demonstrate a financial hardship to withdraw their employee retirement contributions. Employees are always fully vested in employer retirement contributions, and become vested in employer savings contributions at the rate of 20% per year of participation until fully vested or fully vested upon death, disability or the reaching of age 65. Distribution from the plan occurs generally upon termination of employment.

Pension Plan and SERP

   The Company has a qualified defined benefit pension plan in which all employees are eligible to participate substantially concurrently with the commencement of employment ("Pension Plan"), as well as a supplemental non-qualified and unfunded supplemental executive retirement plan ("SERP"). The SERP provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company. Benefits under the plans are a function of a participant's years of service with the Company and the employee's average annual compensation during the period of the five consecutive years in the last ten years of credited service in which annual compensation was the largest. The monthly retirement benefit payable under the plans will be adjusted on the basis of actuarial equivalents for a joint and survivor benefit and for optional forms of benefit, such as the early retirement benefit. Benefits become fully vested at age 65 or on the completion of 5 years of service, whichever first occurs, and are not subject to any deduction for Social Security or other offset amounts.

   While the Company may terminate the plans at any time, such termination will not deprive any participant or beneficiary of any vested accrued benefits under the plan to the extent such benefits are then funded.

   Since the Pension Plan is a defined benefit plan, funding is determined with respect to participants as a group and costs cannot be readily allocated to any individual participant. The ratio of 1996 plan contributions to estimated total covered compensation was 13.5%. Estimated total covered compensation has been determined by increasing the total base annual rate of compensation of plan participants at January 1, 1996 by 6.0%. Robert L. Doyle, Brian H. Strom, A. A. Johnson, Michael D. Campbell are entitled to benefits under the Pension Plan and the SERP and Jay B. Kinder and Rulon D. Blackburn under the Pension Plan, and at December 31, 1996, were credited with 43, 8, 19, 2, 33 and 34 years of service, respectively, under the plans. The compensation covered by the Pension Plan and the SERP for each participant is substantially similar to the sum of the salary and other annual compensation reported above for each executive officer. The table below illustrates approximate annual benefits payable under the plans for the ranges of pay and periods of service indicated, assuming retirement at age 65 in 1997.


    Highest
  Consecutive                   Estimated Annual Pension for
  Five-Year                   Representative Years of Service
   Average      ------------------------------------------------------------
Compensation      15         20         25         30         35         40
------------    -----      -----      -----      -----      -----      -----
    $100,000  $26,250    $35,000    $43,750    $52,500    $61,250    $70,000
     125,000   32,813     43,750     54,688     65,625     76,563     87,500
     150,000   39,375     52,500     65,625     78,750     91,875    105,000
     175,000   45,938     61,250     76,563     91,875    107,188    122,500
     200,000   52,500     70,000     87,500    105,000    122,500    140,000
     225,000   59,063     78,750     98,438    118,125    137,813    157,500
     250,000   65,625     87,500    109,375    131,250    153,125    175,000
     300,000   78,750    105,000    131,250    157,500    183,750    210,000
     400,000  105,000    140,000    175,000    210,000    245,000    280,000

Compensation Committee Interlocks and Insider Participation

  In early 1994, the Board of Directors established a Compensation Committee of independent Directors comprised of John R. Roberts III, who currently serves as Chairman, and Ralph E. Hoeper.

Report of the Compensation Committee Concerning Compensation

  The Compensation Committee in 1994 assumed the responsibility of reviewing and recommending a compensation program for the Company's officers. Previously such responsibility was held by the entire Board of Directors. The measures of performance used by the Compensation Committee in 1996 included:

    (i) operational goals, financial performance and the achievement of stockholder value, together with each officer's individual effectiveness in reaching those goals and achieving desirable financial performance and shareholder value;

    (ii) the skill levels and duties of the Company's officers, including the limited number of officers and the resulting determination of increased responsibilities for the Company's officers in relation to other companies;

    (iii) the compensation earned by officers of other telephone and telecommunications companies; and

    (iv) officer compensation at general industry companies of similar size to the Company within the Sacramento, California metropolitan area and in other areas of the United States with comparable cost-of-living and compensation levels.

  The Compensation Committee also realizes the significance of the distinctions between the compensation policy at the Company and at other companies, both within and outside the telecommunications industry. Most importantly, substantially all of the officers' compensation is derived from base salary. Compensation incentives utilized at other companies, such as stock options have never been adopted by the Company. Only in 1996 did the Company award bonuses to executive officers in recognition of their services and contributions to the Company during that fiscal year.

  In addition, the Compensation Committee received the assistance of independent consulting firms specializing in compensation matters which prepared reports in 1994, 1995 and 1996 with respect to the Company's compensation policies and related matters. The engagement of the independent consultants was implemented in furtherance of the Compensation Committee's goal to provide compensation opportunities that attract, motivate and retain the most qualified officers who can contribute to the long-term performance and growth of the Company. The consulting firms reviewed the design of the Company's various plans in meeting the stated goal. In addition, the 1994 and 1995 consulting firm reports provided the Compensation Committee with an analysis of compensation paid to executives in comparable positions in other companies. Compensation for the Company's executive officers was largely determined with reference to the information provided in these reports.

  The 1996 compensation awarded to Brian H. Strom, President and Chief Executive Officer, was comprised almost entirely of his salary and bonus. Mr. Strom's salary and bonus was established taking into consideration the individual and Company compensation criteria and policies described above. In addition, the Compensation Committee also considered that 1994 compensation, and to a lesser extent 1995 compensation, for the Company's executive officers, including the Chief Executive Officer, was below median figures for comparable companies. As a result, the Compensation Committee made a conscious effort to advance the salary of the Chief Executive Officer to the median of such comparable companies. In addition, the Compensation Committee also recognized the continued successful financial performance of the Company measured by revenue and net income results, the Company's continued technological advancements, and the contributions of the Chief Executive Officer in helping the Company achieve such performance and advancements.

  In connection with the independent consultant reports utilized to assist in the determination of officer compensation, three of the twelve companies whose compensation policies were considered are among the seventeen companies constituting the Dow Jones Telephone Systems Index. All of the companies whose policies were considered for compensation comparisons are engaged in the telecommunications industry in general, and the local exchange carrier business in particular. In addition to the nature of their business, such comparison companies were comparable to the Company in one or more of the following categories: revenues, access lines, assets and geographic location. Substantially all of the companies in the Dow Jones Telephone Systems Index are larger than the Company and it was determined that comparison of compensation of the Company's officers with the officers of the other companies would not be meaningful.

                                    Compensation Committee,

                                     John R. Roberts III, Chairman
                                     Ralph E. Hoeper

                                EXECUTIVE OFFICERS

  The following table provides information regarding certain executive officers of the Company as of February 28, 1997:

                                                       Shares of
                        Principal Occupation and        Company      Percent
                        Business Experience for      Beneficially       of
      Name      Age        Past Five Years(1)          Owned(2)       Class
      ----      ---     ------------------------     ------------     ------
  Robert L.      78  Chairman of the Board of           320,779        2.1%
  Doyle(3)           Directors; President and
                     Chief Executive Officer
                     (1954 to 1993)

  Brian H.       54  President and Chief Executive       8,380          *
  Strom(4)           Officer (since December 1993);
                     Vice President and Chief
                     Financial Officer (1989 to
                     1993)

  Michael D.     48  Executive Vice President and        6,296          *
  Campbell           Chief Financial Officer
                     (since April 1996); Vice
                     President and Chief Financial
                     Officer(1994 to 1996);
                     Partner, Ernst & Young LLP
                     (1983 to 1994)

  Jay B.         52  Vice President, Customer            1,275          *
  Kinder(5)          Services - Roseville Telephone
                     Company (since April 1996);
                     Director of Marketing and
                     Planning (1993 to 1996)
                     and Marketing and Planning
                     Manager (1989 to 1993) of
                     Roseville Telephone Company

  Rulon D.       56  Vice President, Network             6,157          *
  Blackburn(6)       Services - Roseville Telephone
                     Company(since April 1996);
                     Director, Network Services
                     (1994 to1996) and Central
                     Office Maintenance
                     Administrator (1989 to 1994)
____________
(1)The Company is the successor to Roseville Telephone Company effective October 1, 1996. Unless otherwise described, each of the named individuals serve in their identified capacity for both the Company and its wholly-owned subsidiary Roseville Telephone Company.

(2)Each beneficial owner has shared voting and investment power unless otherwise noted.

(3)Included in Robert L. Doyle's share ownership figure are 144,678 shares in respect of which he has sole voting and investment power.

(4)Included in Brian H. Strom's share ownership figure are 7,465 shares in respect of which he has sole voting and investment power.

(5)Included in Jay B. Kinder's share ownership figure are 1,175 shares in respect of which he has sole voting and investment power.

(6)Included in Rulon D. Blackburn's share ownership figure are 85 shares in respect of which he has sole voting and investment power.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock of the Company to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by the Commission's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

  To the Company's knowledge, during the two fiscal years ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied.

Performance Graph

  The following graph shows a five-year comparison of cumulative total shareholder return of the Company's Common Stock(assuming dividend reinvestment) with the Dow Jones Telephone Systems Index (a published index which includes 17 telecommunications companies) and Standard & Poor's ("S&P") 500 Stock Index. The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1991 in each of Roseville Communications Company, the Dow Jones Telephone Systems Index and S&P 500 Stock Index. The stock performance shown on the graph below is not necessarily indicative of future price performance.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                     Among Roseville Communications Company,
                        DJ Telephone Systems and S&P 500










                               [PERFORMANCE GRAPH]










      Measurement Period    Roseville Commu-   DJ Telephone Sys-     S&P
     (Fiscal Year Covered)  nications Company      tems Index        dex
      ------------------     ---------------      -----------        ----
             1991                  100                100            100
             1992                  113                111            108
             1993                  127                133            118
             1994                  136                125            120
             1995                  150                182            165
             1996                  158                188            203


                              INDEPENDENT AUDITORS

  Ernst & Young LLP, the Company's auditors since 1960, has been selected by the Company as its independent auditors for the current year. A representative of Ernst & Young LLP is expected to be present at the meeting to be available to respond to appropriate questions and will have the opportunity to make a statement if such representative desires to do so.

                              COST OF SOLICITATION

  The total cost of preparing, assembling and mailing the proxy statement, the form of proxy, any additional material intended to be furnished to shareholders concurrently with the proxy statement, and any additional material relating to the same meeting or subject matter furnished to shareholders subsequent to the furnishing of the proxy statement, will be borne by the Company. The Company will, upon request, reimburse brokers and other nominees for costs incurred by them in mailing the proxy statement, the form of proxy and any additional material intended to be furnished to shareholders concurrently with the proxy statement to beneficial owners. In addition, officers and regular employees may solicit proxies by telephone or in person.

                     OTHER MATTERS AND SHAREHOLDER PROPOSALS

  As of this date, there are no other matters the management intends to present or has reason to believe others will present to the meeting. If other matters now unknown to the management come before the meeting, those who shall act as proxies will vote in accordance with their best judgment.

  Proposals of shareholders intended to be presented at the 1998 Annual Meeting must be received by the Company not later than January 6, 1998 to be considered for inclusion in the Company's proxy statement.

Roseville, California, April 25, 1997.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ ROBERT L. DOYLE

                                     ROBERT L. DOYLE
                                     Chairman of the Board

                            ROSEVILLE COMMUNICATIONS
                                     COMPANY

                                       PROXY

                                    SOLICITED
                                ON BEHALF OF THE
                                    BOARD OF
                                DIRECTORS FOR THE

                                 ANNUAL MEETING

                                  JUNE 20, 1997

THE UNDERSIGNED STOCKHOLDER HEREBY APPOINTS ROBERT L. DOYLE, BRIAN H. STROM, THOMAS E. DOYLE, RALPH E. HOEPER AND JOHN R. ROBERTS III OR ANY ONE OR MORE OF THEM, WITH FULL POWER OF SUBSTITUTION, TO ACT AS PROXY FOR AND TO VOTE THE STOCK OF THE UNDERSIGNED AT THE ANNUAL MEETING OF STOCKHOLDERS OF ROSEVILLE COMMUNICATIONS COMPANY, TO BE HELD AT THE COMPANY'S INDUSTRIAL AVENUE FACILITY, 8150 INDUSTRIAL AVENUE, BUILDING A, ROSEVILLE, CALIFORNIA, ON JUNE 20, 1997, OR ANY ADJOURNMENT THEREOF ON THE MATTERS BELOW:

      (1) Election of Directors (The Board of Directors recommends a vote "FOR"):

           FOR all nominees listed            WITHHOLD AUTHORITY
        below (except as marked to the     to vote for all nominees
           contrary below) [   ]              listed below [   ]


Instruction: To withhold authority to vote for any individual nominee strike a line through that nominee's name

Robert L. Doyle, Thomas E. Doyle, Ralph E. Hoeper, John R. Roberts III, Brian H.
                                      Strom

(2)In their discretion on any other business which may properly come before the meeting or any adjournment thereof;

all as set forth in the Notice of said meeting and in the Proxy Statement, both dated April 25, 1997, the receipt of which is hereby acknowledged.

    The shares represented by this proxy will be voted in accordance with the specifications indicated.
    Where no specification is made such shares will be voted FOR proposal (1)
                                     hereof.

                    PLEASE DATE AND SIGN ON REVERSE SIDE         (OVER)
DATED:                                DAY OF                            , 1997.
SIGNED:

______________________________________________________________

______________________________________________________________
Signature of Stockholder(s)

PLEASE  DATE PROXY AND SIGN EXACTLY AS NAME  OR
NAMES  APPEAR AT RIGHT. IF STOCK IS  REGISTERED
IN  THE NAME OF TWO OR MORE PERSONS, EACH  MUST
SIGN.   WHEN  SIGNING  AS  ATTORNEY,  EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE
FULL  TITLE  AS SUCH. IF A CORPORATION,  PLEASE
SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR
OTHER  AUTHORIZED  OFFICER. IF  A  PARTNERSHIP,
PLEASE   SIGN  IN  PARTNERSHIP   NAME   BY   AN
AUTHORIZED PERSON.

           YOUR VOTE IS IMPORTANT, PLEASE FILL IN AND RETURN PROMPTLY